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                                                                    Exhibit 23.2

                                                           December 15, 1999



                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Wit Capital Group, Inc. in connection with the proposed merger of SoundView Technology Group, Inc. (the "Company") with Wit Capital Group, Inc. and to the inclusion of our report dated January 21, 1999, except for Note 20, which is dated October 31, 1999, with respect to the consolidated financial statements of the Company for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
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New York, New York
December 15, 1999